UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒ Soliciting Material under §240.14a-12

CEPHEID

(Name of Registrant as Specified In Its Charter)

DANAHER CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials were first provided to investors of Cepheid on September 6, 2016:

DANAHER TO ACQUIRE CEPHEID FOR $53.00 PER SHARE, OR APPROXIMATELY $4 BILLION

Washington, D.C., September 6, 2016 – Danaher Corporation (NYSE:DHR) (“Danaher” or the “Company”) announced today that it has entered into a definitive merger agreement with Cepheid (NASDAQ:CPHD) pursuant to which Danaher will acquire all of the outstanding shares of Cepheid for $53.00 per share in cash, or a total enterprise value of approximately $4 billion including indebtedness and net of acquired cash.

Cepheid is a leading and innovative global molecular diagnostics company that develops, manufactures, and markets accurate and easy to use molecular systems and tests. Cepheid’s fully automated GeneXpert® systems enable rapid, sophisticated genetic testing and provide test results for the management of infectious diseases, among many clinical applications. With the largest global installed base of instruments and the broadest test menu available in molecular diagnostics, Cepheid delivers a unique, scalable and accessible system for institutions of any size and sophistication. Based on its public disclosures, Cepheid generated annual revenues of $539 million in 2015, with double-digit year-on-year organic revenue growth and greater than 75% of these revenues considered recurring. Cepheid has disclosed that in 2016 it expects to generate $618 to $635 million in revenues. Headquartered in Sunnyvale, California, Cepheid will become part of Danaher’s $5 billion Diagnostics segment, joining the Company’s Beckman Coulter, Leica Biosystems and Radiometer businesses.

Danaher’s President and CEO, Thomas P. Joyce, Jr., said, “We expect Cepheid to be an excellent complement to our existing Diagnostics businesses and to expand our runway for growth across the platform. Cepheid’s extensive installed base, test menu and innovative product offering contribute to its market leadership in molecular diagnostics and we expect it to strengthen our position in this high-growth segment.”

Joyce continued, “By applying the Danaher Business System and combining Cepheid with our existing $5 billion revenue position in the diagnostics industry, we believe that Cepheid will be well-positioned to improve operational efficiencies, significantly expand margins and drive long-term growth. We look forward to welcoming the Cepheid team to Danaher.”

The acquisition has been unanimously approved by the Board of Directors of each company, and the Cepheid Board of Directors has unanimously recommended that Cepheid shareholders approve the transaction. The offer is subject to customary conditions, including approval by Cepheid’s shareholders and receipt of applicable regulatory approvals. The transaction is expected to be completed around the end of calendar year 2016.

Danaher estimates the Cepheid acquisition will be moderately dilutive to GAAP diluted net earnings per share and approximately $0.05 accretive to non-GAAP, adjusted diluted net earnings per share in the first full year post acquisition. In the fifth full year post acquisition, the Company expects the acquisition to be approximately $0.30 accretive to non-GAAP, adjusted diluted net earnings per share. The non-GAAP, adjusted diluted net earnings per share figures exclude non-cash amortization, purchase accounting charges and transaction expenses attributable to the acquisition.

Danaher expects to finance the transaction with available cash and proceeds from the issuance of debt.

Danaher will host a conference call to discuss the transaction on Tuesday, September 6 at 8:00 a.m. ET. Access the call by dialing 877-879-6207 in the U.S., or 719-325-4772 internationally, and telling the operator that you are dialing in for Danaher’s investor conference call (access code 2217739). A replay of the conference call will be available shortly after the conclusion of the call and until Tuesday, September 13, 2016. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher’s globally diverse team of 59,000 associates is united by a common culture and operating system, the Danaher Business System. For more information please visit www.danaher.com.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the U.S. federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Danaher and Cepheid operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction on the anticipated timetable or at all; Danaher’s ability to successfully integrate Cepheid’s operations and employees with Danaher’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Cepheid’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2015 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2016. These forward-looking statements speak only as of the date of this release and, except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

With respect to the forward-looking information presented on a non-GAAP basis, the Company is unable to provide a quantitative reconciliation to GAAP because the items that would be reconciled are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as future gains or losses on the sale of marketable securities, acquisition or divestiture-related gains or charges and discrete tax items.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Cepheid intends to file with the United States Securities and Exchange Commission (SEC) a proxy statement. In connection with the proposed transaction, the definitive version of which will be sent or provided to Cepheid stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov and at Cepheid’s website at www.cepheid.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Danaher, Cepheid and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cepheid investors and security holders in connection with the proposed transaction. Information about Danaher’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on

Form 10-K. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions will be included in the proxy statement.

CONTACT

Matthew E. Gugino

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037

Telephone: (202) 828-0850

Fax: (202) 828-0860